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                                                                EXHIBIT 16(a)



              Schedule for Computation of Performance Quotation
                        Thompson Plumb Balanced Fund
            Commencement of Operations through November 30, 1996




1. Initial (March 16, 1987) Offering Price =  $10.00

2. Number of hypothetical shares purchased =
                 $1,000 divided by $10.00 =  100.000 shares

3. Amount of dividends and distributions =

12/22/87 - $0.09302 per share  x 100.000 = $ 9.30 / $ 9.02 = 1.031 shares
12/22/88 - $0.20688 per share  x 101.031 = $20.90 / $ 9.90 = 2.111 shares
12/26/89 - $0.31496 per share  x 103.142 = $32.49 / $11.50 = 2.825 shares
12/27/90 - $0.28954 per share  x 105.967 = $30.68 / $11.65 = 2.633 shares
12/27/91 - $0.10075 per share  x 108.600 = $10.94 / $14.18 = 0.772 shares
12/27/91 - $0.28166 per share  x 108.600 = $30.59 / $14.18 = 2.157 shares
07/01/92 - $0.00869 per share  x 111.529 = $0.97 / $13.64 = 0.071 shares
12/23/92 - $0.27531 per share  x 111.600 = $30.72 / $13.89 = 2.212 shares
12/23/92 - $0.54876 per share  x 111.600 = $61.24 / $13.89 = 4.409 shares
12/28/93 - $0.26731 per share  x 118.221 = $31.60 / $13.61 = 2.322 shares
12/28/93 - $0.07657 per share  x 118.221 = $9.05 / $13.61 = 0.665 shares
12/28/93 - $0.58472 per share  x 118.221 = $69.13 / $13.61 = 5.079 shares
12/28/94 - $0.28105 per share  x 126.287 = $35.49 / $11.98 = 2.962 shares
12/28/94 - $0.26239 per share  x 126.287 = $33.14 / $11.98 = 2.766 shares
12/28/94 - $1.28165 per share  x 126.287 = $161.86 / $11.98 = 13.511 shares
12/26/95 - $0.22976 per share  x 145.526 = $33.44 / $13.19 = 2.535 shares
12/26/95 - $0.43720 per share  x 145.526 = $63.62 / $13.19 = 4.823 shares
12/26/95 - $0.41906 per share  x 145.526 = $60.98 / $13.19 = 4.623 shares

                                                   Total = 57.507 shares

4. Fees charged to shareholder accounts =  0

5. Ending (November 30, 1996) Net Asset Value =  $16.54

6. Ending Redeemable value of hypothetical investment =

      100.000 + 57.507 = 157.507 x $16.54 = $2,605.17

7. Total Return = ($2,605.17 - $1,000) divided by $1,000 =  160.52%


8. Annualized Compounded Return =       10.35%
     Number of years =                  3,547 days / 365 days =     9.7178082
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                                                                EXHIBIT 16(a)



              Schedule for Computation of Performance Quotation
                        Thompson Plumb Balanced Fund
                     Five Years Ended November 30, 1996




1. Initial (November 30, 1991) Offering Price =  $13.50

2. Number of hypothetical shares purchased =
                $1,000 divided by $13.50 =       74.074 shares

3. Amount of dividends and distributions =

12/27/91 - $0.10075 per share  x 74.074 = $  7.46 / $14.18 =  0.526 shares
12/27/91 - $0.28166 per share  x 74.074 = $ 20.86 / $14.18 =  1.471 shares
07/01/92 - $0.00869 per share  x 76.071 = $  0.66 / $13.64 =  0.048 shares
12/23/92 - $0.27531 per share  x 76.119 = $ 20.96 / $13.89 =  1.509 shares
12/23/92 - $0.54876 per share  x 76.119 = $ 41.77 / $13.89 =  3.007 shares
12/28/93 - $0.26731 per share  x 80.635 = $ 21.55 / $13.61 =  1.583 shares
12/28/93 - $0.07657 per share  x 80.635 = $  6.17 / $13.61 =  0.453 shares
12/28/93 - $0.58472 per share  x 80.635 = $ 47.15 / $13.61 =  3.464 shares
12/28/94 - $0.28105 per share  x 86.135 = $ 24.21 / $11.98 =  2.021 shares
12/28/94 - $0.26239 per share  x 86.135 = $ 22.60 / $11.98 =  1.886 shares
12/28/94 - $1.28165 per share  x 86.135 = $110.39 / $11.98 =  9.215 shares
12/26/95 - $0.22976 per share  x 99.257 = $ 22.81 / $13.19 =  1.729 shares
12/26/95 - $0.43720 per share  x 99.257 = $ 43.40 / $13.19 =  3.290 shares
12/26/95 - $0.41906 per share  x 99.257 = $ 41.59 / $13.19 =  3.153 shares

                                                      Total = 33.355 shares

4. Fees charged to shareholder accounts =  0

5. Ending (November 30, 1996) Net Asset Value =  $16.54

6. Ending Redeemable value of hypothetical investment =

     74.074 + 33.355 = 107.429 x $16.54 = $1,776.88

7. Total Return =  ($1,776.88 - $1,000) divided by $1,000 =  77.69%


8. Annualized Compounded Return =       12.18%
               Number of years =            5
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                                                                   EXHIBIT 16(a)



              Schedule for Computation of Performance Quotation
                        Thompson Plumb Balanced Fund
                      One Year Ended November 30, 1996



1. Initial (November 30, 1995) Offering Price =  $14.23

2. Number of hypothetical shares purchased =
                $1,000 divided by $14.23 =       70.274 shares

3. Amount of dividends and distributions =

12/26/95 - $0.22976 per share  x 70.274 = $16.15 / $13.19 =  1.224 shares
12/26/95 - $0.43720 per share  x 70.274 = $30.72 / $13.19 =  2.329 shares
12/26/95 - $0.41906 per share  x 70.274 = $29.45 / $13.19 =  2.233 shares

                                                     Total = 5.786 shares

4. Fees charged to shareholder accounts =        0

5. Ending (November 30, 1996) Net Asset Value =  $16.54

6. Ending Redeemable value of hypothetical investment =

     70.274 + 5.786 = 76.060 x $16.54 = $1,258.03

7. Total Return =  ($1,258.03 - $1,000) divided by $1,000 =  25.80%


8. Annualized Compounded Return =  25.80%
               Number of years =       1